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Exhibit 10.25

FIRST AMENDMENT TO CREDIT AND SECURITY AGREEMENT
AND LIMITED WAIVER OF DEFAULT

    This FIRST AMENDMENT TO CREDIT AND SECURITY AGREEMENT AND LIMITED WAIVER OF DEFAULT ("Amendment"), dated as of November 21, 2000, and effective as of July 31, 2000, is made by and between FIRST TEAM SPORTS, INC., a Minnesota corporation, HESPELER HOCKEY HOLDING, INC., a Minnesota corporation, FIRST TEAM SPORTS GmbH, an Austrian corporation (collectively, the "Borrower"), and WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, a national association, formerly known as Norwest Bank Minnesota, National Association (the "Lender").

RECITALS

    The Borrower and the Lender have entered into a Credit and Security Agreement dated as of September 8, 1999 (as the same may be supplemented, modified, amended, or restated from time to time, the "Credit Agreement"). Capitalized terms used in these recitals have the meanings given to them in the Credit Agreement unless otherwise specified.

    The Advances under the Credit Agreement are evidenced by the Borrower's Revolving Note dated as of September 8, 1999, in the maximum principal amount of Eight Million Five Hundred Thousand Dollars ($8,500,000) payable to the order of the Lender ("Revolving Note 1"), the Borrower's Revolving Note dated as of September 8, 1999, in the original principal amount of Four Million Five Hundred Thousand Dollars ($4,500,000), payable to the order of the Lender ("Term Note").

    The Borrower has requested that certain amendments be made to the Credit Agreement, which the Lender is willing to make pursuant to the terms and conditions set forth herein.

    NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, it is agreed as follows:

    1.  Amendment to Credit Agreement.

      (a) Defined Terms. Capitalized terms used in this Amendment which are defined in the Credit Agreement shall have the same meanings as defined therein, unless otherwise defined herein. In addition, Section 1.1 of the Credit Agreement is amended by adding the following definition:

    "Capital Expenditures" for a period means any expenditure of money for the lease, purchase or other acquisition of any capital asset, or for the lease of any other asset whether payable currently or in the future.

      (b) Minimum Net Worth. Article 6 of the Credit Agreement shall be amended by deleting Section 6.13 and substituting the following in lieu thereof:

        6.13   Minimum Net Worth.

            Commencing August 31,2000, the Borrower's Net Worth, determined as at the end of each month, shall not decrease by more than $1,750,000 from the Borrower's Net Worth at the end of the preceding fiscal year.

      (c) Minimum Earnings After Taxes. Article 6 of the Credit Agreement shall be amended by deleting Section 6.14 and substituting the following in lieu thereof:

        6.14   Minimum Earnings After Taxes.

            First Team Sports, Inc. will achieve as of its fiscal years ending February 28, 2001 and February 28, 2002 Earnings After Taxes of not less than $100,000. The Borrower's performance of this covenant will be tested by the Lender annually.

      (d) Capital Expenditures: Article 7 of the Credit Agreement shall be amended by inserting a new Section 7.17 governing Capital Expenditures.

        7.17   Capital Expenditures.

            The Borrower will not incur or contract to incur Capital Expenditures of more than $1,000,000 in the aggregate during any fiscal year.

      (e) Compliance Certificate. Exhibit C to the Credit Agreement shall be deleted in its entirety and replaced with the form of Compliance Certificate attached hereto as Exhibit C.

    2.  No Other Changes. Except as explicitly amended by this Amendment, all of the terms and conditions of the Credit Agreement shall remain in full force and effect and shall apply to any advance of letter of credit thereunder.

    3.  Conditions Precedent. This Amendment shall be effective when the Lender shall have received an executed original hereof.

    4.  Representations and Warranties. The Borrower hereby represents and warrants to the Lender as follows:

      (a) The Borrower has all requisite power and authority to execute this Amendment and to perform all if its obligations hereunder, and this Amendment has been duly executed and delivered by the Borrower and constitutes the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms.

      (b) The execution, delivery and performance by the Borrower of this Amendment have been duly authorized by all necessary corporate action and do not   (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to the Borrower, or the articles of incorporation or by-laws of the Borrower, or (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to indenture or loan or credit agreement or any other agreement, lease or instrument to which the Borrower is a party or by which it or its properties may be bound or affected.

      (c) All of the representations and warranties contained in Article 5 of the Credit Agreement are correct on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date.

    5.  References. All references in the Credit Agreement to "this Agreement" shall be deemed to refer to the Credit Agreement as amended hereby; and any and all references in the Security Documents to the Credit Agreement shall be deemed to refer to the Credit Agreement as amended hereby.

    6.  No Other Waiver. The execution of this Amendment and acceptance of any documents related hereto shall not be deemed to be a waiver of any Default or Event of Default under the Credit Agreement or breach, default or event of default or event of default under any Security Document or other document held by the Lender, whether or not known to the Lender and whether or not existing on the date of this Amendment.

    7.  Costs and Expenses. The Borrower hereby reaffirms its agreement under the Credit Agreement to pay or reimburse the Lender on demand for all costs and expenses incurred by the Lender in connection with the Credit Agreement, the Security Documents and all other documents contemplated thereby, including without limitation all reasonable fees and disbursements of legal counsel. Without limiting the generality of the foregoing, the Borrower specifically agrees to pay all fees and disbursements of counsel to the Lender for the services performed by such counsel in connection with the preparation of this Amendment and the documents and instruments incidental hereto. The Borrower hereby agrees that the Lender may, at any time or from time to time in its sole discretion and without further authorization by the Borrower, make a loan to the Borrower under the Credit Agreement, or apply the proceeds of any loan, for the purpose of paying any such fees, disbursements, costs and expenses.

    8.  Miscellaneous. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same instrument.

(Signature Page Follows)

    IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION		FIRST TEAM SPORTS, INC.
By:	/s/ GREGORY J. KLINGER Name: Gregory J. Klinger Title: Assistant Vice President	By:	/s/ KENT BRUNNER Name: Kent Brunner Title: VP and CFO
HESPELER HOCKEY HOLDING, INC.
		By:	/s/ KENT BRUNNER Name: Kent Brunner Title: VP and CFO
HESPELER HOCKEY COMPANY
		By:	/s/ KENT BRUNNER Name: Kent Brunner Title: VP and CFO
FIRST TEAM SPORTS GmbH
		By:	/s/ KENT BRUNNER Name: Kent Brunner Title: Agent

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FIRST AMENDMENT TO CREDIT AND SECURITY AGREEMENT AND LIMITED WAIVER OF DEFAULT